                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12


--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                         INTERLINQ SOFTWARE CORPORATION
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ---------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ---------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ---------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ---------------------------------------------------------------------
     (5)  Total fee paid:

          ---------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ---------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:

          ---------------------------------------------------------------------
     (3)  Filing Party:

          ---------------------------------------------------------------------
     (4)  Date Filed:

          ---------------------------------------------------------------------

INTERLINQ SOFTWARE CORPORATION
11980 NE 24TH STREET
BELLEVUE, WASHINGTON  98005
--------------------------------------------------------------------------------

                                                                October 8, 1999




         DEAR FELLOW SHAREHOLDER:

         It is our pleasure to invite you to attend the 1999 Annual Meeting of Shareholders. This year's Annual Meeting will be held on November 9, 1999, at 3:00 p.m., Pacific Standard Time, in the Conference Room at the INTERLINQ corporate headquarters, 11980 NE 24th Street, Bellevue, Washington, 98005.

         Details of the business to be conducted at the Annual Meeting are set forth in the enclosed Notice of Annual Meeting of Shareholders and the Proxy Statement.

         It is important that your shares be represented at the Annual Meeting. Accordingly, whether or not you plan to attend the Annual Meeting, we urge you to complete, date and sign the enclosed proxy card and return it in the envelope provided.

         We look forward to greeting personally those shareholders who are able to attend.


                                Very truly yours,

                                INTERLINQ Software Corporation




                               /s/ JIRI M. NECHLEBA
                               -------------------------------------
                               Jiri M. Nechleba
                               Chairman of the Board, President and
                               Chief Executive Officer

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD NOVEMBER 9, 1999
--------------------------------------------------------------------------------

TO THE SHAREHOLDERS OF INTERLINQ SOFTWARE CORPORATION:

      Notice is hereby given that the Annual Meeting of Shareholders of INTERLINQ Software Corporation, a Washington corporation (the "Company"), will be held in the Conference Room at the Company's headquarters, 11980 NE 24th Street, Bellevue, Washington, 98005, on November 9, 1999, at 3:00 p.m. Pacific Standard Time (the "Annual Meeting"), for the following purposes:

      (1) To elect two directors to hold office for two years or until their respective successors are elected and qualified.

      (2) To approve an amendment to the Company's 1993 Stock Option Plan increasing the number of shares available for issuance thereunder by 250,000.

      (3) To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

All of the above matters are more fully described in the accompanying Proxy Statement.

Shareholders of record at the close of business on September 30, 1999 will be entitled to notice of, and to vote at, the Annual Meeting.

The Company cordially invites all shareholders to attend the Annual Meeting in person. WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE RETURN YOUR PROXY PROMPTLY. It is important that you mark, sign, date and return the accompanying Proxy, regardless of the size of your holdings, as promptly as possible. A postage prepaid envelope (if mailed in the United States) is enclosed for your convenience. Your Proxy is revocable at your request at any time before it is voted. Any shareholder may attend the Annual Meeting and vote in person even if that shareholder has returned a proxy card.



                                      By Order of the Board of Directors


                                      /s/ STEPHEN A. YOUNT
                                      --------------------
                                      Stephen A. Yount
                                      Corporate Secretary



Bellevue, Washington
October 8, 1999

--------------------------------------------------------------------------------
                YOUR COPY OF THE COMPANY'S ANNUAL REPORT FOR THE
                  FISCAL YEAR ENDED JUNE 30, 1999 IS ENCLOSED.
--------------------------------------------------------------------------------

PROXY STATEMENT
--------------------------------------------------------------------------------

GENERAL

The Company is furnishing this Proxy Statement and the enclosed Proxy (which are being mailed to shareholders on or about October 8, 1999) in connection with the solicitation of Proxies by the Board of Directors of INTERLINQ Software Corporation, a Washington corporation (the "Company"), for use at its Annual Meeting of Shareholders (the "Annual Meeting") to be held on November 9, 1999, at 3:00 p.m., including any adjournment thereof, at the Company's headquarters, 11980 NE 24th Street, Bellevue, Washington, 98005.

RECORD DATE AND OUTSTANDING SHARES

The Company has called the Annual Meeting for the purposes stated in the accompanying Notice of Annual Meeting of Shareholders. All holders of the Common Stock of the Company ("Common Stock") as of the close of business on September 30, 1999, are entitled to vote at the meeting. As of that date, there were 4,897,852 shares of Common Stock outstanding.

QUORUM

A quorum for the Annual Meeting will consist of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting, present in person or by proxy. Shareholders of record who are present at the meeting in person or by proxy and who abstain, including brokers holding customers' shares of record who cause abstentions to be recorded at the meeting, are considered shareholders who are present and entitled to vote and they count toward the quorum.

VOTING

Each share of Common Stock outstanding on the record date is entitled to one vote per share at the Annual Meeting. All shares represented by Proxies will be voted in accordance with shareholder directions. If the accompanying Proxy is properly signed and is not revoked by the shareholder, the shares it represents will be voted at the Annual Meeting by the proxy holder in accordance with the instructions of the shareholder. If no specific instructions are designated, the shares will be voted as recommended by the Board of Directors.

The Company is not aware, as of the date hereof, of any matters to be voted upon at the Annual Meeting other than as stated in the Proxy Statement and the accompanying Notice of Annual Meeting of Shareholders. If any other matters are properly brought before the Annual Meeting, the enclosed Proxy gives discretionary authority to the persons named therein to vote the shares in their best judgment.

Under Washington law and the Company's Restated Articles of Incorporation and Restated Bylaws, if a quorum exists at the meeting, the two nominees for election as directors who receive the greatest number of votes cast for the election of directors by the shares present in person or represented by proxy and entitled to vote shall be elected directors. Abstentions will have no impact on the outcome of this proposal since they have not been cast in favor of any nominee. There can be no broker non-votes on



                                       3.

this matter since brokers who hold shares for the accounts of their clients have discretionary authority to vote such shares with respect to the election of directors.

To be adopted, the amendment to the Company's 1993 Stock Option Plan must receive the affirmative vote of the majority of the shares present in person or by proxy at the meeting and entitled to vote. Abstentions have the effect of a negative vote. Brokers non-votes do not effect the outcome.

REVOCABILITY OF PROXIES

A Proxy may be revoked at any time before it is voted at the meeting. Any shareholder who attends the meeting and wishes to vote in person may revoke his or her Proxy at that time. Otherwise, to revoke a Proxy a shareholder must deliver a Proxy revocation or another duly executed Proxy bearing a later date to the Corporate Secretary of the Company at 11980 NE 24th Street, Bellevue, Washington, 98005, before the Annual Meeting. Attendance at the Annual Meeting will not revoke a shareholder's Proxy unless the shareholder votes in person.

SOLICITATION OF PROXIES

The Proxy accompanying this Proxy Statement is solicited by the Board of Directors of the Company. Proxies may be solicited by officers, directors and regular supervisory and executive employees of the company, none of whom will receive any additional compensation for their services, and, in addition, the Company has retained the services of Allen Nelson & Co. to assist in the solicitation of proxies. Proxies may be solicited personally or by mail, telephone, telex, telegraph or messenger. The Company will pay Allen Nelson & Co. its reasonable and customary fees not expected to exceed $4,000, plus reimbursement of certain out-of-pocket expenses, for its services in soliciting proxies. The Company also will pay persons holding shares of the Common Stock in their names or in the names of the nominees, but not owning such shares beneficially, such as brokerage houses, banks and other fiduciaries, for the expense of forwarding soliciting materials to their principals. All of the costs of the solicitation of proxies will be paid by the Company.

--------------------------------------------------------------------------------
VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF
--------------------------------------------------------------------------------

The following tables show the persons (including any group deemed a "person" under Section 13(d)(3) of the Securities Exchange Act of 1934) known to the Company who beneficially owned more than 5% of the Company's Common Stock as of September 17, 1999. They also show beneficial ownership as of September 17, 1999 for each director, for each executive officer named in the Summary Compensation Table and for all executive officers and directors as a group.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table shows the beneficial owners known to the Company as of September 17, 1999, who owned more than 5% of the Company's Common Stock. To the Company's knowledge, and except where noted below, each of the named persons has sole voting and investment power with respect to the shares shown.


                  NAME AND ADDRESS OF                         AMOUNT AND NATURE OF       PERCENT OF CLASS
                    BENEFICIAL OWNER                        BENEFICIAL OWNERSHIP (1)           OWNED
-----------------------------------------------------------------------------------------------------------
J. Carlo Cannell (d/b/a Cannell Capital Management)                615,400 (2)                  11.9%
      600 California Street
      San Francisco, CA  94108

George Sarlo                                                        357,599 (3)                  6.9%
      750 Battery Street
      San Francisco, CA  94111

ROI Capital Management, Inc.                                        289,100                      5.6%
      17 E. Sir Francis Drake Blvd., Suite 225
      Larkspur, CA  94939

Ironstone Group, Inc                                                263,200                      5.1%
      One Bush Street, Suite 1240
      San Francisco, CA  94104

Dimensional Fund Advisors Inc.                                      261,300 (4)                  5.1%
      1299 Ocean Avenue, 11th Floor
      Santa Monica, CA  90401-1038

(1) Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and/or investment power with respect to the shares.

(2) Mr. Cannell has shared voting power with respect to these shares which consist of 231,800 shares held by Tonga partners, LP; 44,500 shares held by Pleiades Investment Partners, LP; 20,700 shares held by George S. Sarlo Charitable Remainder Trust; 125,000 shares held by The Cuttyhunk Fund Limited; 60,400 shares held by Canal, Ltd.; 54,200 shares held by Goldman Sachs Performance Partners (Offshore), L.P.; and 78,800 shares held by Goldman Sachs Performance Partners, L.P.

(3) Mr. Sarlo has sole voting and dispositive power over an aggregate of 297,259 shares of the Company, which consist of 234,295 shares held by the George S. Sarlo Revocable Trust; 7,033 shares held by the George S. Sarlo SEPIRA; 3,000 shares held by the George S. Sarlo IRA Rollover; and 52,931 shares held by the Walden Management Corporation Pension FBO George S. Sarlo. In addition, Mr. Sarlo is one of four general partners of Walden Partners II, LP, which is a general partner of Walden Capital Partners II, LP. Walden Capital Partners II, LP, holds 60,340 shares of the Company's Common Stock of which Mr. Sarlo shares the voting and dispositive power with the other general partners of Walden Partners II, LP.

(4) Dimensional Fund Advisors Inc. an investment advisor registered under the Investment Advisors Act of 1940, furnishes investment advice to four investment companies and serves as investment manager to certain other investment vehicles. In its role as investment advisor and investment manager, Dimensional Fund Advisors Inc. possesses both voting and investment power over the Company's Common Stock. All of this Common Stock is owned by the investment companies and investment vehicles and Dimensional Fund Advisors Inc. disclaims beneficial ownership of such securities.

SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth as of September 17, 1999, the number of shares of Common Stock owned by each of the Company's directors, executive officers, and all directors and executive officers as a group. Each of the named persons and members of the group has sole voting and investment power with respect to the shares shown, except as stated below.


                                                      AMOUNT AND
                                                      NATURE OF        PERCENT
                                                      BENEFICIAL       OF CLASS
              NAME OF BENEFICIAL OWNER                OWNERSHIP          (1)
---------------------------------------------------------------------------------
Theodore M. Wight                                       70,000  (2)       1.4%
Robert W. O'Rear                                        41,000  (2)       0.8%
Robert J. Gallagher                                     54,895  (2)       1.1%
Jiri M. Nechleba                                       231,250  (3)       4.3%
Stephen A. Yount                                        96,596  (4)       1.8%
Patricia R. Graham                                      56,875  (3)       1.1%
                                                       -------           ----
All directors and executive officers as a group
      (6 persons)                                      550,616           10.5%

(1) Shares of Common Stock issuable upon the exercise of options currently exercisable or exercisable within 60 days of September 17, 1999 are deemed outstanding for computing the percentage ownership of the person holding such options, but are not deemed outstanding for computing the percentage ownership of any other person.

(2) Includes options to purchase 34,000 shares of Common Stock currently exercisable or exercisable within 60 days of September 17, 1999.

(3) Represents options to purchase shares of Common Stock currently exercisable or exercisable within 60 days of September 17, 1999.

(4) Includes options to purchase 82,375 shares of Common Stock currently exercisable or exercisable within 60 days of September 17, 1999, and 14,221 shares held by the Company's 401(k) plan. Mr. Yount shares voting power with respect to these shares with the Plan Trustees. Mr. Yount disclaims beneficial ownership with respect to the shares held by the Company's 401(k) Plan.

--------------------------------------------------------------------------------
ELECTION OF DIRECTORS
(PROPOSAL 1)
--------------------------------------------------------------------------------

The Company's Board of Directors (the "Board") currently consists of four directors and is divided into two classes, with each director serving for a two-year term, with one-half of the directors, and all the directors in one class, standing for election each year. Two directors presently serve in Class I and two directors presently serve in Class II. This year, two Class II directors are to be elected.

Although the Board is informed that each of the two nominees is willing to serve as a director and it is not anticipated that any nominee will be unavailable for election, if for any reason either of the nominees shall become unavailable for election, the Proxy will be voted as directed by the Board.

The Board has nominated the following candidates to stand for election as Class II directors, both of whom are nominated for terms of two years, until the Company's Annual Meeting of Shareholders in 2001, and in each case until his respective successor shall be elected and qualified: Jiri M. Nechleba and Theodore M. Wight. Unless otherwise instructed, the persons named in the accompanying Proxy intend to vote shares represented by such Proxies for Mr. Nechleba and Mr. Wight.

Information as to the nominees and as to each other director whose term will continue after the Annual Meeting is given in the following section. Unless otherwise indicated, the nominees have been engaged in the same principal occupation for the past five years. Directors' ages are as of June 30, 1999.


THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF BOTH NOMINEES.

---------------------------------------------------------------------------------------------------
NOMINEES FOR ELECTION AS CLASS II DIRECTORS
TERMS EXPIRING IN 2001
====================================================================================================
JIRI M. NECHLEBA                     Mr. Nechleba has served as President and Chief Executive
                                     Officer of the Company since September 11, 1995 and as
Director, Chairman of the Board      Chairman of the Board since November 6, 1995.  From 1993 to
                                     1995, he served as Senior Vice President and General Manager
Age 41                               of SolutionWare, a division of A.C. Nielsen, a Dun &
                                     Bradstreet subsidiary, and a provider of information solutions to the consumer packaged goods industry.  From 1985 to 1993,
                                     Mr. Nechleba was an independent management consultant to a variety of industries.

-----------------------------------------------------------------------------------------------------

THEODORE M. WIGHT                    Mr. Wight has served as a director of the Company since 1985.
                                     Since 1994, Mr. Wight has been general partner of the general
Director                             partner of Pacific Northwest Partners SBIC, L.P., a venture capital firm.  Mr. Wight has also served as a general partner
Age 56                               of the general partner of Walden Investors since 1983.  Mr.
                                     Wight is a member of the board of directors of RehabCare Corp.


------------------------------------------------------------------------------------------------------
CONTINUING CLASS I DIRECTORS
TERMS EXPIRING IN 2000
======================================================================================================
------------------------------------------------------------------------------------------------------

ROBERT W. O'REAR                     Mr. O'Rear has served as a director of the Company since 1994.
                                     Since 1991, he has been President of O'Rear Cattle, Inc., a
Director                             beef cattle company.  From 1978 through 1993, Mr. O'Rear served as the manager of subsidiary development for Microsoft
Age 56                               Corporation.

------------------------------------------------------------------------------------------------------

ROBERT J. GALLAGHER                  Mr. Gallagher has served as a director of the Company since
                                     1994.  Since 1997, Mr. Gallagher has been an independent
Director                             consultant.  From 1987 through 1997, Mr. Gallagher served as an executive officer with North American Mortgage Company, a
Age 43                               California mortgage banking company, in various roles,
                                     including Senior Vice President and Chief Financial Officer and  Executive Vice President and Chief Administrative Officer.

--------------------------------------------------------------------------------

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

--------------------------------------------------------------------------------

During fiscal year 1999, there were eight meetings of the Company's Board. The standing committees of the Board include an Audit Committee and a Compensation Committee, but do not include a Nominating Committee. The full Board selects nominees for election as directors. All of the incumbent directors attended at least 85% of the meetings of the Board and its committees held during the fiscal year.

The Audit Committee consists of Theodore M. Wight and Robert J. Gallagher. Four meetings of the Audit Committee were held during the last fiscal year. The Audit Committee's responsibilities include: (i) reviewing the plan, scope and results of the independent audit and reporting to the full Board whether financial information is fairly presented and whether generally accepted accounting principles are followed, (ii) monitoring the internal accounting and financial functions of the Company to assure quality of staff and proper internal controls and (iii) investigating conflicts of interest, ethics and compliance with laws and regulations.

The Compensation Committee consists of Theodore M. Wight, Robert J. Gallagher and Robert W. O'Rear. Five meetings of the Compensation Committee were held during the last fiscal year. The Compensation Committee establishes base salaries and incentive compensation for all executive officers of the Company. The Committee also administers the INTERLINQ Software Corporation 1985 Restated Stock Option Plan (the "1985 Option Plan") and the INTERLINQ Software Corporation 1993 Stock Option Plan (the "1993 Option Plan").


--------------------------------------------------------------------------------

DIRECTORS' FEES

--------------------------------------------------------------------------------

The Company pays each director $1,000 in cash compensation for attendance at Board meetings, and reimburses directors for their out-of-pocket expenses incurred for personal attendance at Board meetings.

The Company's Stock Option Plan for Non-Employee Directors (the "Directors Plan") provides for the automatic grant of options to non-employee directors up to an aggregate of 215,000 shares of Common Stock. As of June 30, 1999, 102,000 shares of Common Stock were subject to issuance pursuant to options outstanding under the Directors Plan. The Directors Plan provides for automatic grants of nonqualified stock options at an exercise price that is not less than fair market value per share on the date of grant. Each non-employee director elected or appointed other than at the Annual Meeting of Shareholders receives an initial grant of 10,000 shares upon becoming a director. Each continuing director receives an annual grant of 7,500 shares effective as of the date of the Company's Annual Meeting of Shareholders. Options granted under the Director's Plan vest six months from the date of grant. Options granted under the Directors Plan expire five years from the date of grant or, if earlier, three months after the optionee's termination of service with the Company or one year after the optionee's death or disability.

--------------------------------------------------------------------------------

COMPENSATION OF EXECUTIVE OFFICERS

--------------------------------------------------------------------------------

Compensation Summary.

The following table shows, for the Chief Executive Officer and other executive officers during the fiscal year ended June 30, 1999, information concerning compensation paid or accrued for services to the Company in all capacities for that fiscal year.

                           SUMMARY COMPENSATION TABLE

                                                                                       LONG-TERM
                                                                                      COMPENSATION
                                                              ANNUAL COMPENSATION        AWARDS
                                                       -------------------------------------------
                                                                                        SECURITIES     ALL OTHER
                                                                                        UNDERLYING   COMPENSATION
         NAME AND PRINCIPAL POSITION              YEAR     SALARY ($)     BONUS ($)     OPTIONS (#)        ($)
-----------------------------------------------------------------------------------------------------------------
Jiri M. Nechleba (1)                              1999      195,385       122,549          100,000       ----
   Chairman of the Board, President and Chief     1998      175,112        94,951           25,000       ----
   Executive Officer                              1997      175,000        17,500           25,000       ----
--------------------------------------------------------------------------------------------------------------
Stephen A. Yount (2)                              1999      138,616        39,644             ----       ----
   Executive Vice President - Enterprise,         1998      120,077        64,900           17,500       ----
   Technology Division, CFO & Secretary           1997      119,039        12,100           15,000       ----
--------------------------------------------------------------------------------------------------------------
Patricia R. Graham  (3)                           1999      138,616       126,465 (4)         ----       ----
   Executive Vice President - Mortgage            1998      120,077       139,042 (5)       17,500       ----
   Technology Division                            1997      120,000        49,154 (6)       15,000       ----

(1) Mr. Nechleba joined the Company as President and Chief Executive Officer in September 1995. He was elected as Chairman of the Board in November 1995.

(2) Mr. Yount joined the Company as Chief Financial Officer and Secretary in October 1991 and was promoted to the position of Executive Vice President
      - Enterprise Technology Division in June 1998.

(3) Ms. Graham joined the Company as Vice President - Sales and Marketing in March 1996, and was promoted to Executive Vice President - Mortgage Technology Division in June 1998.

(4) Includes commission income of $85,709 for fiscal 1999 based upon a percentage of net software license fees and other revenues.

(5) Includes commission income of $74,055 for fiscal 1998 based upon a percentage of net software license fees and other revenues.

(6) Includes commission income of $37,054 for fiscal 1997 based upon a percentage of net software license fees and other revenues.

Option Grants

Shown below is certain information concerning options granted to the Company's executive officers during the fiscal year ended June 30, 1999.

                        OPTION GRANTS IN LAST FISCAL YEAR

                                                           INDIVIDUAL GRANTS
-------------------------------------------------------------------------------------------------------------------
                                                                                                POTENTIAL
                               NUMBER OF                                                   REALIZABLE VALUE AT
                               SECURITIES    % OF TOTAL                                      ASSUMED ANNUAL
                               UNDERLYING      OPTIONS                                    RATES OF STOCK PRICE
                                OPTIONS      GRANTED TO      EXERCISE                         APPRECIATION
                                GRANTED     EMPLOYEES IN      PRICE       EXPIRATION       FOR OPTION TERM(2)
           NAME                   (#)        FISCAL YEAR   ($/SHARE)(1)      DATE        -------------------------
                                                                                           5%              10%
------------------------------------------------------------------------------------------------------------------
Jiri M. Nechleba              100,000 (3)       85.3%         6.125        11/10/08       $385,198      $976,167

Stephen A. Yount                     ----        ----           N/A             N/A           ----          ----

Patricia R. Graham                   ----        ----           N/A             N/A           ----          ----

(1) The option exercise price, as determined by the Board, is equal to the fair market value of the underlying Common Stock on the date of grant.

(2) The dollar amounts under these columns are the result of calculations at the 5% and 10% rates required by applicable regulations of the Securities and Exchange Commission and, therefore, are not intended to forecast possible future appreciation, if any, of the Common Stock price. The calculations assume that all of the options are exercised at the end of their respective ten-year terms. Actual gains, if any, on the stock option exercises depend on the future performance of Common Stock and overall market conditions, as well as the holder's continued employment through the vesting period. The amounts reflected in this table may not be achieved.

(3) The options granted consist of a combination of non-qualified and incentive stock options that vest in yearly increments over a four-year period, becoming fully vested on November 10, 2002. Options not already exercisable generally become fully vested and exercisable upon mergers or reorganizations pursuant to the Company's 1993 Option Plan. Each option has a term of ten years.

Option Exercises and Fiscal Year-End Values.

Shown below is information with respect to the exercise of options to purchase the Company's Common Stock granted in fiscal 1999 and prior years under the 1993 Option Plan and the 1985 Option Plan to the Company's executive officers and stock options held by them as of June 30, 1999.


                 AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END

                               OPTION VALUE TABLE

                                NUMBER OF SECURITIES               VALUE OF UNEXERCISED
                               UNDERLYING UNEXERCISED            IN-THE-MONEY OPTIONS AT
                                  OPTIONS HELD AT                    JUNE 30,1999 ($)
                                 JUNE 30, 1999 (#)
                           ---------------------------------------------------------------------
          NAME              EXERCISABLE    UNEXERCISABLE   EXERCISABLE (1)   UNEXERCISABLE (1)
------------------------------------------------------------------------------------------------
Jiri M. Nechleba              168,750         231,250         $512,695             $440,430
Stephen A. Yount               82,375          23,625          338,004               45,855
Patricia R. Graham             56,875          35,625          171,191               87,480

(1) This amount represents the aggregate of the number of in-the-money options multiplied by the difference between the closing price of the Common Stock on the Nasdaq National Market on June 30, 1999 ($6.75) and the exercise prices for the relevant options.

--------------------------------------------------------------------------------
EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL
ARRANGEMENTS
--------------------------------------------------------------------------------

1993 Option Plan and 1985 Option Plan

The 1993 Option Plan and the 1985 Option Plan both provide that, upon the occurrence of certain transactions, including certain mergers and business combinations involving the Company, outstanding options will become fully vested and exercisable. Such options, if not exercised, will then terminate upon consummation of such transaction. In the alternative, at the discretion of the Company and the other participants in any such transaction, such options may be assumed by the acquiring or surviving entity.

Stock Option Plan for Non-Employee Directors

The Stock Option Plan for Non-Employee Directors provides that upon the occurrence of certain events, including certain mergers and business combinations involving the Company, outstanding options will become fully vested and exercisable for a period of twenty days prior to the consummation of such transaction whereupon such options, if not exercised, will terminate unless converted in a stock-for-stock exchange.

--------------------------------------------------------------------------------
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
--------------------------------------------------------------------------------

The Compensation Committee of the Board (the "Committee") for fiscal year 1999 consisted of three members of the Board, who are all non-employee directors of the Company. The Committee is responsible for reviewing and approving base salaries for all executive officers, the level of participation in the executive bonus program, the company-wide profit sharing plan and any changes to the design of these plans. The Committee also administers the 1993 Option Plan and 1985 Option Plan. Decisions made by the Committee relating to compensation of executive officers are reviewed by the full Board.

         Executive Compensation Policies and Performance Measures

The Company's executive compensation policies have been developed to meet the following objectives:

  o Attract and retain key executives critical to the Company's long-term success;

  o Reward key executives for their contributions to the executive team in the development and successful execution of product, marketing, sales and business strategies; and

  o Motivate key executives to make decisions and take actions that increase the value of the Common Stock over the long term.

The Committee uses a combination of cash- and equity-based programs to compensate key executives.

         Cash-Based Compensation

Base salaries for all executive officers are reviewed periodically. In evaluating executive salaries, the Committee uses various salary surveys of compensation paid at companies of similar size in the software industry. Additionally, salaries are based upon a review of the officer's contribution to the team in accomplishing Company short- and long-term objectives. Short-term objectives include sales growth from new and existing products and financial performance measures, which include gross margin, operating margin, net income and earnings per share. Long-term objectives include the timely development of new products, enhancements to existing products, identification of new markets, development and execution of plans to address identified market opportunities, and share price appreciation. The Committee does not place any specific weighting on these individual factors in determining executive officer salary levels, but instead evaluates the overall impact of achieving these short- and long-term objectives on the return on shareholders' equity. In general, based upon the above ongoing review for each executive officer, the Committee targets its base salaries for all of its executive officers by referencing the various salary surveys for comparable positions. Because the salary surveys used are published confidentially, without listing the participants, the Company is not aware if any of the companies in the S&P Computer Software and Services Index presented in the Performance Graph with this Proxy Statement were also in the these salary surveys.

The Company provides executive officers with incentive compensation in the form of its Executive Bonus Plan. This plan was designed to ensure that a high percentage of each executive officer's total potential cash compensation is based on a quantitative evaluation of the Company's financial performance. The plan's pay out formula provides for pay-outs on a sliding scale based upon achieving a target level of profitability before payment of executive bonuses, employee profit sharing and income taxes. No pay out will be made, however, if the Company fails to achieve a minimum pre-determined level of profitability. Because profit targets were met for the fiscal year ended June 30, 1999, executive bonuses were paid.

         Equity-Based Compensation

The Company provides its executive officers with long-term incentives through its 1993 Option Plan. The primary objective of this plan is to provide an incentive for the executives to make decisions and take actions, which maximize long-term shareholder value. The plan design promotes this long-term focus using vesting periods. Options currently vest in either four or five equal annual installments beginning one year from date of grant. The Committee reviews and approves all grants made under the plan. The Committee generally grants executive officers options upon hire, and additional grants are reviewed annually. The number of new grants each year for both the executive officers and the rest of the Company's employees is based primarily on relative salary levels. The Committee reviews the number of grants already awarded each executive officer before approval of additional grants.

         CHIEF EXECUTIVE OFFICER COMPENSATION

         Cash-Based Compensation

In assembling the compensation package of the chief executive officer (the "CEO"), the Committee pursues the same objectives which apply for the Company's other executive officers. The committee applies a combination of qualitative and quantitative performance measures in developing the CEO's base salary. As mentioned previously in this report, these include short-term objectives of sales growth from new and existing products and financial performance measures, which include gross margin, operating margin, net income and earnings per share. Long-term objectives include the timely development of new products, enhancements to existing products, identification of new markets, development and execution of plans to address identified market opportunities, and share price appreciation. The Committee does not place any specific weighting on these individual factors in determining the CEO's salary level, but instead evaluates the overall impact of achieving these short- and long-term objectives on the return on shareholders' equity.

In order to promote long-term shareholder value, the CEO's total potential compensation generally includes a relatively high proportion in the form of its Executive Bonus Plan. This plan is based on a quantitative evaluation of the Company's financial performance. The plan's pay out formula provides for pay-outs on a sliding scale based upon achieving a target level of profitability before payment of executive bonuses, employee profit sharing and income taxes. No pay out will be made, however, if the Company fails to achieve a minimum pre-determined level of profitability. Because profit targets were met for the fiscal year ended June 30, 1999, the CEO was paid a bonus.

         Equity-Based Compensation

The Company provides its CEO with long-term incentives through its 1993 Stock Option Plan. The primary objective of this plan is to provide an incentive for the CEO to make decisions and take actions, which maximize long-term shareholder value. The plan design promotes this long-term focus using vesting periods. For the fiscal year 1999, the Committee granted its CEO 100,000 stock options (consisting of a combination of non-qualified and incentive stock options). The number of new grants each year for the CEO, the other executive officers, and the rest of the Company's employees is based primarily on relative salary levels. The Committee reviews the number of grants already awarded to its CEO before approval of additional grants.


COMPENSATION COMMITTEE

Robert W. O'Rear
Robert J. Gallagher
Theodore M. Wight

                               PERFORMANCE GRAPH


The following graph compares the cumulative total return to shareholders on the Common Stock with the cumulative total return of the Standard and Poor's 500 Stock Index ("S & P 500 Index") and the Standard and Poor's Computer Software & Services Index ("S & P Computer Software & Services Index") for the period beginning on June 30, 1994, and ending on June 30, 1999, the end of the Company's last fiscal year.


                   COMPARISON OF CUMULATIVE TOTAL RETURN AMONG
                         INTERLINQ SOFTWARE CORPORATION,
                               S & P 500 INDEX AND
                    S & P COMPUTER SOFTWARE & SERVICES INDEX
                           (FISCAL YEAR ENDED JUNE 30)


                                               6/94   6/95   6/96   6/97   6/98   6/99
                                               ----   ----   ----   ----   ----   ----
INTERLINQ SOFTWARE CORPORATION                  100     64     82     70    130    123
S & P 500                                       100    126    159    214    279    342
S & P COMPUTERS (SOFTWARE & SERVICES)           100    156    207    345    534    821


Assumes $100 invested on June 30, 1994 in the Common Stock, S & P 500 Index and the S & P Computer Software & Services Index, with all dividends reinvested. Stock price performance shown above for the Common Stock is historical and not necessarily indicative of future price performance.

--------------------------------------------------------------------------------
APPROVAL OF AMENDMENT TO THE 1993 STOCK OPTION PLAN

(PROPOSAL 2)
--------------------------------------------------------------------------------

Shareholders are asked to approve an amendment to the Company's 1993 Stock Option Plan (the "1993 Option Plan") to increase the number of shares of Common Stock available under the Plan by 250,000 from 1,150,000 to 1,400,000. Unless instructed otherwise, it is the intention of the persons named in the accompanying Proxy to vote shares represented by properly executed Proxies for amendment of the Company's 1993 Option Plan. A copy of the 1993 Option Plan, as amended, is attached to this Proxy Statement as Exhibit A. The following description of the 1993 Option Plan is a summary and does not purport to be fully descriptive. Reference is made to Exhibit A for more detailed information.

The Board believes that the additional options would, among other things, promote the interests of the Company and its shareholders by assisting the Company in attracting, retaining and stimulating the performance of officers and key employees. The Board believes that the existing options have contributed substantially to the successful achievement of these objectives. The Board believes that the 250,000 additional shares of Common Stock available for issuance as a result of the amendment should be sufficient to meet the Company's requirements for approximately one year.

The 1993 Option Plan was originally adopted by the Board on February 17, 1993 and approved by the shareholders on March 12, 1993 (as amended on November 6, 1995, and September 28, 1998). The 1993 Option Plan is administered by the Compensation Committee (the "Committee"), which generally has the authority to select individuals who are to receive options and to specify the terms and conditions of each option so granted, including the number of shares covered by the option, the type of option (incentive or nonqualified), the exercise price (which in no event may be less than the fair market value per share at the day of grant), the vesting provisions, and the term of the option. Unless otherwise provided by the Committee, the options granted under the 1993 Option Plan vest in annual installments over four years, beginning on the date of grant. Unless otherwise provided by the Committee, any option granted under the 1993 Option Plan expires 10 years from the date of grant or, if earlier, three months after the optionee's termination of service with the Company (other than for cause) or 12 months after the optionee's death or disability.

As of June 30, 1999, 24,970 options to purchase shares of Common Stock had been exercised, options to purchase 891,034 shares of Common Stock were outstanding and options to purchase 233,996 shares of Common Stock remained available for grant. Substantially all of the stock options outstanding were granted to existing employees in August 1999. The outstanding options at June 30, 1999, were held by 127 individuals and were exercisable at an average exercise price of $4.45 per share. As of June 30, 1999, outstanding options to purchase an aggregate of 327,034 shares were held by employees who are not officers or directors of the Company. Unless sooner terminated by the Board, the 1993 Option Plan terminates on February 17, 2003.

FEDERAL INCOME TAX CONSEQUENCES

The federal income tax consequences to the Company and to any person granted an option under the 1993 Option Plan under the existing applicable provisions of the Internal Revenue Code of 1986, as amended ("the Code") and the regulations thereunder are substantially as follows. Under present law and regulations, no income will be recognized by a participant upon the grant of stock options.

On the exercise of a nonqualified stock option, the optionee will recognize taxable ordinary income in an amount equal to the excess of the fair market value of the shares acquired over the option price. Upon a later sale of those shares, the optionee will have short-term or long-term capital gain or loss, as the case may be, in an amount equal to the difference between the amount realized on such sale and the tax basis of the shares sold. If payment of the option price is made entirely in cash, the tax basis of the shares will be equal to their fair market value on the exercise date (but not less than the option price), and the shares' holding period will begin on the day after the exercise date.

If the optionee uses already-owned shares to exercise an option in whole or in part, the transaction will not be considered to be a taxable disposition of the already-owned shares. The optionee's tax basis and holding period of the already-owned shares will be carried over to the equivalent number of shares received upon exercise. The tax basis of the additional shares received upon exercise will be the fair market value of the shares on the exercise date (but not less than the amount of cash, if any, used in payment), and the holding period for such additional shares will begin on the day after the exercise date.

The same rules apply to an incentive stock option that is exercised more than three months after the optionee's termination of employment (or more than 12 months thereafter in the case of permanent and total disability, as defined in the Code).

Upon the exercise of an incentive stock option during employment or within three months after the optionee's termination of employment (12 months in the case of permanent and total disability, as defined in the Code), for regular tax purposes the optionee will recognize no income at the time of exercise (although the optionee will have income for alternative minimum income tax purposes at that time as if the option were a nonqualified stock option) and no deduction will be allowed to the Company for federal income tax purposes in connection with the grant or exercise of the option. If the acquired shares are sold or exchanged after the later of (a) one year from the date of exercise of the option and (b) two years from the date of grant of the option, the difference between the amount realized by the optionee on that sale or exchange and the option price will be taxed to the optionee as a long-term capital gain or loss. If the shares are disposed of before such holding period requirements are satisfied, then the optionee will recognize taxable ordinary income in the year of disposition in an amount equal to the excess, on the date of exercise of the option, of the fair market value of the shares received over the option price paid (or generally, if less, the excess of the amount realized on the sale of shares over the option price), and the optionee will have capital gain or loss, long-term or short-term, as the case may be, in an amount equal to the difference between (i) the amount realized by the optionee upon that disposition of the shares and (ii) the option price paid by the optionee increased by the amount of ordinary income, if any, so recognized by the optionee.

Upon payment to an optionee in settlement of a stock option, the optionee will recognize taxable ordinary income in an amount equal to the cash and the fair market value of the Common Stock received.

Special rules apply to a director or officer subject to liability under Section 16(b) of the Exchange Act.

In all the foregoing cases the Company will be entitled to a deduction at the same time and in the same amount as the participant recognizes ordinary income, subject to the following limitations. Under Section 162(m) of the Code, certain compensation payments in excess of $1 million are subject to a limitation on deductibility for the Company. The limitation on deductibility applies with respect to that portion of a compensation payment for a taxable year in excess of $1 million to either the Company's chief executive officer or any one of the other four most highly compensated executive officers. Certain performance-based compensation is not subject to the limitation on deductibility. Options can qualify for this performance-based exception, but only if they are granted at fair market value, the total number of shares that can be granted to an executive for any period is stated, and shareholder and Board approval is obtained. The 1993 Option Plan has been drafted to allow compliance with those performance-based criteria.

NEW PLAN BENEFITS

During fiscal 1999, options to purchase an aggregate of 100,000 shares at an exercise price of $6.125 per share were granted under the 1993 Option Plan to all executive officers of the Company as a group. Options granted during fiscal 1999 to all other employees of the Company as a group (excluding those granted to executive officers) were: 10,000 shares at an exercise price of $5.813 per share, 5,000 shares at an exercise price of $6.563, and 2,300 shares at an exercise price of $5.75. Options granted during fiscal 1999 to the Company's executive officers for whom compensation is reported in this Proxy Statement are set forth under "Compensation of Executive Officers - Option Grants in Last Fiscal Year." As of June 30, 1999, options to purchase 233,996 shares of Common Stock remained available for grant. On August 3, 1999, substantially all of these options were granted to existing employees at an exercise price of $6.53125.


THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENT OF THE 1993 STOCK OPTION PLAN.

--------------------------------------------------------------------------------
RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS
--------------------------------------------------------------------------------

The Board has selected KPMG LLP, certified public accountants, to act as independent auditor of the Company for the fiscal year ending June 30, 2000. KPMG LLP has been auditor of the Company since 1985.

A representative of KPMG LLP is expected to be present at the Annual Meeting, with the opportunity to make a statement, if the representative so desires, and is expected to be available to respond to appropriate questions from shareholders.


--------------------------------------------------------------------------------
DEADLINE FOR RECEIPT OF SHAREHOLDERS' PROPOSALS
--------------------------------------------------------------------------------

Proposals by eligible shareholders of the Company that are intended to be presented to the shareholders at the Company's 2000 Annual Meeting of Shareholders must be in writing and received by the Company no later than June 12, 2000 in order that they may be included in the Proxy Statement and proxy card for that meeting. In accordance with the Company's Bylaws, a shareholder proposing to transact business at the Company's annual meeting must provide written notice of such proposal, in the manner provided by the Company's Bylaws, not fewer than 60 days nor more than 90 days prior to the date of such annual meeting (or, if the Company provides less than 60 days notice of such meeting, no later than the 10th day after the date of the Company's notice). In addition, if the Company receives notice of a shareholder proposal after August 21, 2000, the persons named as proxies in such proxy statement and proxy will have discretionary authority to vote on such shareholder proposal.


--------------------------------------------------------------------------------
FILING OF FORMS PURSUANT TO SECTION 16
OF THE SECURITIES EXCHANGE ACT OF 1934
--------------------------------------------------------------------------------

As required by Securities and Exchange Commission rules promulgated under
Section 16 of the Securities Exchange Act of 1934, the Company believes that none of its officers, directors, or beneficial owners of more than 10% of the outstanding shares of Common Stock filed any late reports.

OTHER MATTERS


The Company is not aware of any other matters to be submitted at the Annual Meeting. If any other matters properly come before the Annual Meeting, however, it is the intention of the persons named in the enclosed Proxy to vote the shares they represent as the Board may recommend. Copies of the Company's Annual Report to Shareholders for the fiscal year ended June 30, 1999 are being mailed to shareholders, together with this Proxy Statement, the Proxy and the Notice of Annual Meeting of Shareholders. Additional copies may be obtained from the Corporate Secretary of the Company, 11980 NE 24th Street, Bellevue, Washington, 98005.


                                       BY ORDER OF THE BOARD OF DIRECTORS

                                       /s/ STEPHEN A. YOUNT
                                       --------------------
                                       Stephen A. Yount
                                       Corporate Secretary

Dated:  October 8, 1999
Bellevue, Washington

EXHIBIT A

INTERLINQ SOFTWARE CORPORATION

1993 STOCK OPTION PLAN

(AS AMENDED THROUGH NOVEMBER 10, 1998)

--------------------------------------------------------------------------------
SECTION 1.  PURPOSE

The purpose of the 1993 Stock Option Plan (this "Plan") is to provide a means whereby selected employees, directors, officers, agents, consultants, advisors and independent contractors of INTERLINQ Software Corporation (the "Company"), or of any parent or subsidiary (as defined in subsection 5.8 and referred to hereinafter as "related corporations") thereof, may be granted incentive stock options and/or nonqualified stock options to purchase the Common Stock (as defined in Section 3) of the Company, in order to attract and retain the services or advice of such employees, directors, officers, agents, consultants, advisors and independent contractors and to provide added incentive to such persons by encouraging stock ownership in the Company.

SECTION 2.  ADMINISTRATION

This Plan shall be administered by the Board of Directors of the Company (the "Board") or, in the event the Board shall appoint and/or authorize a committee to administer this Plan, by such committee. The administrator of this Plan shall hereinafter be referred to as the "Plan Administrator."

In the event a member of the Board (or the committee) may be eligible, subject to the restrictions set forth in Section 4, to participate in or receive or hold options under this Plan, no member of the Board or the committee shall vote with respect to the granting of an option hereunder to himself or herself, as the case may be, and, if state corporate law does not permit a committee to grant options to directors, then any option granted under this Plan to a director for his or her services as such shall be approved by the full Board.

The members of any committee serving as Plan Administrator shall be appointed by the Board for such term as the Board may determine. The Board may from time to time remove members from, or add members to, the committee.
Vacancies on the committee, however caused, may be filled by the Board.

With respect to grants made under this Plan to officers and directors of the Company who are subject to Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Plan Administrator shall be constituted at all times so as to meet the requirements of Rule 16b-3 promulgated under Section 16(b) of the Exchange Act if any of the Company's equity securities are registered pursuant to Section 12(b) or 12(g) of the Exchange Act.

Currently, selection of officers and directors who are subject to Section 16 of the Exchange Act for participation and decisions concerning the timing, pricing and amount of grant or award, shall be made by (i) the Board, if each member of the Board is a disinterested person, or (ii) by a committee which consists solely of not less than three disinterested directors of the Company. For purposes of this Section 2, a disinterested director is a member of the Board who meets the definition of "disinterested person" as set forth in the rules and regulations promulgated under Section 16(b) of the Exchange Act. Currently, a disinterested director, for purposes of this Section 2, is a member of the Board who has not during the one year prior to service as an administrator of the Plan, or during such service, been eligible to be granted or awarded equity securities pursuant to the Plan or any other plan of the Company or any of its affiliates, unless such plan meets the requirements of paragraphs (A), (B), (C) or (D) of Rule 16b-3(c)(2)(i) promulgated under Section 16(b) of the Exchange Act.

2.1      PROCEDURES

The Board shall designate one of the members of the Plan Administrator as chairman. The Plan Administrator may hold meetings at such times and places as it shall determine. The acts of a majority of the members of the Plan Administrator present at meetings at which a quorum exists, or acts reduced to or approved in writing by all Plan Administrator members, shall be valid acts of the Plan Administrator.

2.2      RESPONSIBILITIES

Except for the terms and conditions explicitly set forth in this Plan, the Plan Administrator shall have the authority, in its discretion, to determine all matters relating to the options to be granted under this Plan, including selection of the individuals to be granted options, the number of shares to be subject to each option, the exercise price, and all other terms and conditions of the options. Grants under this Plan need not be identical in any respect, even when made simultaneously. The interpretation and construction by the Plan Administrator of any terms or provisions of this Plan or any option issued hereunder, or of any rule or regulation promulgated in connection herewith, shall be conclusive and binding on all interested parties, so long as such interpretation and construction with respect to incentive stock options correspond to the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), the regulations thereunder and any amendments thereto.

2.3      SECTION 16(b) COMPLIANCE AND BIFURCATION OF PLAN

It is the intention of the Company that, if any of the Company's equity securities are registered pursuant to Section 12(b) or 12(g) of the Exchange Act, this Plan shall comply in all respects with Rule 16b-3 under the Exchange Act and, if any Plan provision is later found not to be in compliance with such Section, the provision shall be deemed null and void, and in all events this Plan shall be construed in favor of its meeting the requirements of Rule 16b-3. Notwithstanding anything in this Plan to the contrary, the Board, in its absolute discretion, may bifurcate this Plan so as to restrict, limit or condition the use of any provision of this Plan to participants who are officers and directors subject to Section 16 of the Exchange Act without so restricting, limiting or conditioning this Plan with respect to other participants.

SECTION 3.  STOCK SUBJECT TO THIS PLAN

The stock subject to this Plan shall be the Company's Common Stock (the "Common Stock"), presently authorized but unissued or subsequently acquired by the Company. Subject to adjustment as provided in Section 7, the aggregate amount of Common Stock to be delivered upon the exercise of all options granted under this Plan shall not exceed 1,150,000 shares. If any option granted under this Plan shall expire or be surrendered, exchanged for another option, cancelled or terminated for any reason without having been exercised in full, the unpurchased shares subject thereto shall thereupon again be available for purposes of this Plan, including for replacement options which may be granted in exchange for such expired, surrendered, exchanged, cancelled or terminated options.

SECTION 4.  ELIGIBILITY

An incentive stock option may be granted only to any individual who, at the time the option is granted, is an employee of the Company or any related corporation. A nonqualified stock option may be granted to any employee, director, officer, agent, consultant, advisor or independent contractor of the Company or any related corporation, whether an individual or an entity. To the extent required by Rule 16b-3 under Section 16(b) of the Exchange Act, a member of the Board may not during the one year prior to service as an administrator of the Plan, or during such service, be eligible to be granted or awarded equity securities pursuant to the Plan or any other plan of the Company or any of its affiliates, unless such plan meets the requirements of paragraphs (A), (B), (C) or (D) of Rule 16b-3(c)(2)(i) promulgated under Section 16(b) of the Exchange Act. Any party to whom an option is granted under this Plan shall be referred to hereinafter as an "Optionee."

SECTION 5.  TERMS AND CONDITIONS OF OPTIONS

Options granted under this Plan shall be evidenced by written agreements which shall contain such terms, conditions, limitations and restrictions as the Plan Administrator shall deem advisable and which are not inconsistent with this Plan. Notwithstanding the foregoing, options shall include or incorporate by reference the following terms and conditions:

5.1      NUMBER OF SHARES AND PRICE

The maximum number of shares that may be purchased pursuant to the exercise of each option shall be as established by the Plan Administrator, provided that, subject to adjustment from time to time as provided in Section 7, not more than 300,000 shares of Common Stock may be made subject to options awarded to any individual in any one fiscal year of the Company, such limitation to be applied in a manner consistent with the requirements of, and only to the extent required for compliance with, the exclusion from the limitation on deductibility of compensation under Section 162(m) of the Code. The price per share at which each option is exercisable (the "exercise price") shall be as established by the Plan Administrator, provided that the Plan Administrator shall act in good faith to establish the exercise price which shall be not less than 100% of the fair market value per share of the Common Stock at the time the option is granted with respect to incentive stock options and not less than 85% of the fair market value per share of the Common Stock at the time the option is granted with respect to nonqualified stock options, and also provided that, with respect to incentive stock options granted to greater than 10% shareholders, the exercise price shall be as required by subsection 6.1.

5.2      TERM AND MATURITY

Subject to the restrictions contained in Section 6 with respect to granting incentive stock options to greater than 10% shareholders, the term of each incentive stock option shall be as established by the Plan Administrator and, if not so established, shall be 10 years from the date it is granted but in no event shall it exceed 10 years. The term of each nonqualified stock option shall be as established by the Plan Administrator and, if not so established, shall be 10 years. To ensure that the Company or related corporation will achieve the purpose and receive the benefits contemplated in this Plan, any option granted to any Optionee hereunder shall, unless the condition of this sentence is waived or modified in the agreement evidencing the option or by resolution adopted at any time by the Plan Administrator, be exercisable according to the following schedule:

 Period of Optionee's Continuous Relationship With
  the Company or Related Corporation From the Date
               the Option Is Granted                   Portion of Total Option Which Is Exercisable
----------------------------------------------------   --------------------------------------------
                  after one year                                            25%
                  after two years                                           50%
                 after three years                                          75%
                 after four years                                          100%

5.3      EXERCISE

Subject to the vesting schedule described in subsection 5.2, each option may be exercised in whole or in part at any time and from time to time; provided, however, that no fewer than 100 shares (or the remaining shares then purchasable under the option, if less than 100 shares) may be purchased upon any exercise of option rights hereunder and that only whole shares will be issued pursuant to the exercise of any option. During an Optionee's lifetime, any options granted under this Plan are personal to him or her and are exercisable solely by such Optionee.

Options shall be exercised by delivery to the Company of notice of the number of shares with respect to which the option is exercised, together with payment of the exercise price.

5.4 PAYMENT OF EXERCISE PRICE

Payment of the option exercise price shall be made in full at the time the notice of exercise of the option is delivered to the Company and shall be in cash, bank certified or cashier's check or personal check (unless at the time of exercise the Plan Administrator in a particular case determines not to accept a personal check) for the Common Stock being purchased.

The Plan Administrator can determine at any time before exercise that additional forms of payment will be permitted. To the extent permitted by the Plan Administrator and applicable laws and regulations (including, but not limited to, federal tax and securities laws and regulations and state corporate law), an option may be exercised by:

         (a) delivery of shares of stock of the Company held by an Optionee having a fair market value equal to the exercise price, such fair market value to be determined in good faith by the Plan Administrator; provided, however, that payment in stock held by an Optionee shall not be made unless the stock shall have been owned by the Optionee for a period of at least six months;

         (b) delivery of a full-recourse promissory note executed by the Optionee; provided that (i) such note delivered in connection with an incentive stock option shall, and such note delivered in connection with a nonqualified stock option may, in the sole discretion of the Plan Administrator, bear interest at a rate specified by the Plan Administrator but in no case less than the rate required to avoid imputation of interest (taking into account any exceptions to the imputed interest rules) for federal income tax purposes, and
(ii) the Plan Administrator in its sole discretion shall specify the term and other provisions of such note at the time an incentive stock option is granted or at any time prior to exercise of a nonqualified stock option, and (iii) the Plan Administrator may require that the Optionee pledge the Optionee's shares to the Company for the purpose of securing the payment of such note and may require that the certificate representing such shares be held in escrow in order to perfect the Company's security interest, and (iv) the Plan Administrator in its sole discretion may at any time restrict or rescind this right upon notification to the Optionee; or

         (c) delivery of a properly executed exercise notice, together with irrevocable instructions to a broker, all in accordance with the regulations of the Federal Reserve Board, to promptly deliver to the Company the amount of sale or loan proceeds to pay the exercise price and any federal, state or local withholding tax obligations that may arise in connection with the exercise.

5.5      WITHHOLDING TAX REQUIREMENT

The Company or any related corporation shall have the right to retain and withhold from any payment of cash or Common Stock under this Plan the amount of taxes required by any government to be withheld or otherwise deducted and paid with respect to such payment. At its discretion, the Company may require an Optionee receiving shares of Common Stock to reimburse the Company for any such taxes required to be withheld by the Company and withhold any distribution in whole or in part until the Company is so reimbursed. In lieu thereof, the Company shall have the right to withhold from any other cash amounts due or to become due from the Company to the Optionee an amount equal to such taxes. The Company may also retain and withhold or the Optionee may elect, subject to approval by the Company at its sole discretion, to have the Company retain and withhold a number of shares having a market value not less than the amount of such taxes required to be withheld by the Company to reimburse the Company for any such taxes and cancel (in whole or in part) any such shares so withheld. In order to qualify such election for exemption under Rule 16b-3 promulgated under
Section 16(b) of the Exchange Act, any election made by an officer or director who is subject to Section 16 of the Exchange Act must be an irrevocable election made six months prior to the date the option exercise becomes taxable or such irrevocable election must become effective during the quarterly 10-day window period required under Section 16(b) of the Exchange Act for exercises of stock appreciation rights.

5.6      HOLDING PERIODS

         5.6.1    SECURITIES AND EXCHANGE ACT SECTION 16

Shares of Common Stock obtained upon the exercise of a stock option may not be sold by a person subject to Section 16 of the Exchange Act until six months after the date the option was granted.

         5.6.2    TAXATION OF STOCK OPTIONS

In order to obtain certain tax benefits afforded to incentive stock options under Section 422 of the Code, an optionee must hold the shares issued upon the exercise of an incentive stock option for two years after the date of grant of the option and one year from the date of exercise. An optionee may be subject to the alternative minimum tax at the time of exercise of an incentive stock option.

The Plan Administrator may require an Optionee to give the Company prompt notice of any disposition of shares of Common Stock acquired by the exercise of an incentive stock option prior to the expiration of such holding periods. Tax advice should be obtained when exercising any option and prior to the disposition of the shares issued upon the exercise of any option.

5.7      NONTRANSFERABILITY OF OPTIONS

Except to the extent permitted by the Plan Administrator, Section 422 of the Code and Rule 16b-3 under Section 16(b) of the Exchange Act, options granted under this Plan and the rights and privileges conferred hereby may not be transferred, assigned, pledged or hypothecated in any manner (whether by operation of law or otherwise) other than by will or by the applicable laws of descent and distribution and shall not be subject to execution, attachment or similar process. Any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of any option under this Plan or of any right or privilege conferred hereby, contrary to the Code or to the provisions of this Plan, or the sale or levy or any attachment or similar process upon the rights and privileges conferred hereby shall be null and void. Notwithstanding the foregoing, if the Plan Administrator permits, an Optionee may, during the Optionee's lifetime, designate a person who may exercise a nonqualified stock option after the Optionee's death by giving written notice of such designation to the Plan Administrator. Such designation may be changed from time to time by the Optionee by giving written notice to the Plan Administrator revoking any earlier designation and making a new designation.

5.8      TERMINATION OF RELATIONSHIP

If the Optionee's relationship with the Company or any related corporation ceases for any reason other than termination for cause, death or total disability, and unless by its terms the option sooner terminates or expires, then the Optionee may exercise, for a three-month period, that portion of the Optionee's option which is exercisable at the time of such cessation, but the Optionee's option shall terminate at the end of such period following such cessation as to all shares for which it has not theretofore been exercised, unless such provision is waived in the agreement evidencing the option. If, in the case of an incentive stock option, an Optionee's relationship with the Company or any related corporation changes (i.e., from employee to nonemployee, such as a consultant), such change shall constitute a termination of an Optionee's employment with the Company or any related corporation and the Optionee's incentive stock option shall terminate in accordance with this subsection 5.8. Upon the expiration of the three-month period following cessation of employment in the case of an incentive stock option, or at any time prior to the expiration of the option in the case of a nonqualified stock option, the Plan Administrator shall have sole discretion in a particular circumstance to extend the exercise period following such cessation to any date up to the termination or expiration of the option. If, however, in the case of an incentive stock option, the Optionee does not exercise the Optionee's option within three months after cessation of employment, the option will no longer qualify as an incentive stock option under the Code.

If an Optionee is terminated for cause, any option granted hereunder shall automatically terminate as of the first discovery by the Company of any reason for termination for cause, and such Optionee shall thereupon have no right to purchase any shares pursuant to such option. "Termination for cause" shall mean dismissal for dishonesty, conviction or confession of a crime punishable by law (except minor violations), fraud, misconduct or disclosure of confidential information. If an Optionee's relationship with the Company or any related corporation is suspended pending an investigation of whether or not the Optionee shall be terminated for cause, all the Optionee's rights under any option granted hereunder likewise shall be suspended during the period of investigation.

If an Optionee's relationship with the Company or any related corporation ceases because of a total disability, the Optionee's option shall not terminate or, in the case of an incentive stock option, cease to be treated as an incentive stock option until the end of the 12-month period following such cessation (unless by its terms it sooner terminates and expires). As used in this Plan, the term "total disability" refers to a mental or physical impairment of the Optionee which is expected to result in death or which has lasted or is expected to last for a continuous period of 12 months or more and which causes the Optionee to be unable, in the opinion of the Company and two independent physicians, to perform his or her duties for the Company and to be engaged in any substantial gainful activity. Total disability shall be deemed to have occurred on the first day after the Company and the two independent physicians have furnished their opinion of total disability to the Plan Administrator.

Options granted under the Plan shall not be affected by any change of relationship with the Company so long as the Optionee continues to be an employee, director, officer, agent, consultant, advisor or independent contractor of the Company or of a related corporation; however, a change in an Optionee's status from an employee to a nonemployee (e.g., consultant or independent contractor) shall result in the termination of an outstanding incentive stock option held by such Optionee. The Plan Administrator, in its absolute discretion, may determine all questions of whether particular leaves of absence constitute a termination of services; provided, however, that with respect to incentive stock options, such determination shall be subject to any requirements contained in the Code. The foregoing notwithstanding, with respect to incentive stock options, employment shall not be deemed to continue beyond the first 90 days of such leave, unless the Optionee's reemployment rights are guaranteed by statute or by contract.

As used herein, the term "related corporation," when referring to a subsidiary corporation, shall mean any corporation (other than the Company) in, at the time of the granting of the option, an unbroken chain of corporations ending with the Company, if stock possessing 50% or more of the total combined voting power of all classes of stock of each of the corporations other than the Company is owned by one of the other corporations in such chain. When referring to a parent corporation, the term "related corporation" shall mean any corporation in an unbroken chain of corporations ending with the Company if, at the time of the granting of the option, each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

5.9      DEATH OF OPTIONEE

If an Optionee dies while he or she has a relationship with the Company or any related corporation or within the three-month period (or 12-month period in the case of totally disabled Optionees) following cessation of such relationship, any option held by such Optionee to the extent that the Optionee would have been entitled to exercise such option, may be exercised within one year after his or her death by the personal representative of his or her estate or by the person or persons to whom the Optionee's rights under the option shall pass by will or by the applicable laws of descent and distribution.

5.10     NO STATUS AS SHAREHOLDER

Neither the Optionee nor any party to which the Optionee's rights and privileges under the option may pass shall be, or have any of the rights or privileges of, a shareholder of the Company with respect to any of the shares issuable upon the exercise of any option granted under this Plan unless and until such option has been exercised.

5.11     CONTINUATION OF RELATIONSHIP

Nothing in this Plan or in any option granted pursuant to this Plan shall confer upon any Optionee any right to continue in the employ or other relationship of the Company or of a related corporation, or to interfere in any way with the right of the Company or of any such related corporation to terminate his or her employment or other relationship with the Company at any time.

5.12 MODIFICATION AND AMENDMENT OF OPTION

Subject to the requirements of Code Section 422 with respect to incentive stock options and to the terms and conditions and within the limitations of this Plan, the Plan Administrator may modify or amend outstanding options granted under this Plan. The modification or amendment of an outstanding option shall not, without the consent of the Optionee, impair or diminish any of his or her rights or any of the obligations of the Company under such option. Except as otherwise provided in this Plan, no outstanding option shall be terminated without the consent of the Optionee. Unless the Optionee agrees otherwise, any changes or adjustments made to outstanding incentive stock options granted under this Plan shall be made in such a manner so as not to constitute a "modification" as defined in Code Section 425(h) and so as not to cause any incentive stock option issued hereunder to fail to continue to qualify as an incentive stock option as defined in Code Section 422(b).

5.13     LIMITATION ON VALUE FOR INCENTIVE STOCK OPTIONS

As to all incentive stock options granted under the terms of this Plan, to the extent that the aggregate fair market value of the stock (determined at the time the incentive stock option is granted) with respect to which incentive stock options are exercisable for the first time by the Optionee during any calendar year (under this Plan and all other incentive stock option plans of the Company, a related corporation or a predecessor corporation) exceeds $100,000, such options shall be treated as nonqualified stock options. The previous sentence shall not apply if the Internal Revenue Service issues a public rule, issues a private ruling to the Company, any Optionee or any legatee, personal representative or distributee of an Optionee or issues regulations changing or eliminating such annual limit.

SECTION 6.  GREATER THAN 10% SHAREHOLDERS

6.1      EXERCISE PRICE AND TERM OF INCENTIVE STOCK OPTIONS

If incentive stock options are granted under this Plan to employees who own more than 10% of the total combined voting power of all classes of stock of the Company or any related corporation, the term of such incentive stock options shall not exceed five years and the exercise price shall be not less than 110% of the fair market value of the Common Stock at the time the incentive stock option is granted. This provision shall control notwithstanding any contrary terms contained in an option agreement or any other document.

6.2      ATTRIBUTION RULE

For purposes of subsection 6.1, in determining stock ownership, an employee shall be deemed to own the stock owned, directly or indirectly, by or for his or her brothers, sisters, spouse, ancestors and lineal descendants. Stock owned, directly or indirectly, by or for a corporation, partnership, estate or trust shall be deemed to be owned proportionately by or for its shareholders, partners or beneficiaries. If an employee or a person related to the employee owns an unexercised option or warrant to purchase stock of the Company, the stock subject to that portion of the option or warrant which is unexercised shall not be counted in determining stock ownership. For purposes of this Section 6, stock owned by an employee shall include all stock actually issued and outstanding immediately before the grant of the incentive stock option to the employee.

SECTION 7.  ADJUSTMENTS UPON CHANGES IN CAPITALIZATION

The aggregate number and class of shares for which options may be granted under this Plan, the maximum number and class of shares that may be made subject to options granted to any individual as specified in Section 5.1, and the number and class of shares covered by each outstanding option and the exercise price per share thereof (but not the total price), shall all be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock of the Company resulting from a split-up or consolidation of shares or any like capital adjustment, or the payment of any stock dividend.

7.1 EFFECT OF LIQUIDATION OR REORGANIZATION

         7.1.1  CASH, STOCK OR OTHER PROPERTY FOR STOCK

Except as provided in subsection 7.1.2, upon a merger (other than a merger of the Company in which the holders of Common Stock immediately prior to the merger have the same proportionate ownership of Common Stock in the surviving corporation immediately after the merger), consolidation, acquisition of property or stock, separation, reorganization (other than a mere reincorporation or the creation of a holding company) or liquidation of the Company, as a result of which the shareholders of the Company receive cash, stock or other property in exchange for or in connection with their shares of Common Stock, any option granted hereunder shall terminate, but the Optionee shall have the right immediately prior to any such merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation to exercise such Optionee's option in whole or in part whether or not the vesting requirements set forth in the option agreement have been satisfied.

         7.1.2  CONVERSION OF OPTIONS ON STOCK FOR STOCK EXCHANGE

If the shareholders of the Company receive capital stock of another corporation ("Exchange Stock") in exchange for their shares of Common Stock in any transaction involving a merger (other than a merger of the Company in which the holders of Common Stock immediately prior to the merger have the same proportionate ownership of Common Stock in the surviving corporation immediately after the merger), consolidation, acquisition of property or stock, separation or reorganization (other than a mere reincorporation or the creation of a holding company), all options granted hereunder shall be converted into options to purchase shares of Exchange Stock unless the Company and the corporation issuing the Exchange Stock, in their sole discretion, determine that any or all such options granted hereunder shall not be converted into options to purchase shares of Exchange Stock but instead shall terminate in accordance with the provisions of subsection 7.1.1. The amount and price of converted options shall be determined by adjusting the amount and price of the options granted hereunder in the same proportion as used for determining the number of shares of Exchange Stock the holders of the Common Stock receive in such merger, consolidation, acquisition of property or stock, separation or reorganization. The converted options shall be fully vested whether or not the vesting requirements set forth in the option agreement have been satisfied.

7.2      FRACTIONAL SHARES

In the event of any adjustment in the number of shares covered by any option, any fractional shares resulting from such adjustment shall be disregarded and each such option shall cover only the number of full shares resulting from such adjustment.

7.3      DETERMINATION OF BOARD TO BE FINAL

All Section 7 adjustments shall be made by the Board, and its determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive. Unless an Optionee agrees otherwise, any change or adjustment to an incentive stock option shall be made in such a manner so as not to constitute a "modification" as defined in Code Section 425(h) and so as not to cause his or her incentive stock option issued hereunder to fail to continue to qualify as an incentive stock option as defined in Code Section 422(b).

SECTION 8.  SECURITIES REGULATION

Shares shall not be issued with respect to an option granted under this Plan unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, any applicable state securities laws, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance, including the availability of an exemption from registration for the issuance and sale of any shares hereunder. Inability of the Company to obtain from any regulatory body having jurisdiction, the authority deemed by the Company's counsel to be necessary for the lawful issuance and sale of any shares hereunder or the unavailability of an exemption from registration for the issuance and sale of any shares hereunder shall relieve the Company of any liability in respect of the nonissuance or sale of such shares as to which such requisite authority shall not have been obtained.

As a condition to the exercise of an option, the Company may require the Optionee to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any relevant provision of the aforementioned laws. At the option of the Company, a stop-transfer order against any shares of stock may be placed on the official stock books and records of the Company, and a legend indicating that the stock may not be pledged, sold or otherwise transferred unless an opinion of counsel is provided (concurred in by counsel for the Company) stating that such transfer is not in violation of any applicable law or regulation, may be stamped on stock certificates in order to assure exemption from registration. The Plan Administrator may also require such other action or agreement by the Optionees as may from time to time be necessary to comply with the federal and state securities laws. THIS PROVISION SHALL NOT OBLIGATE THE COMPANY TO UNDERTAKE REGISTRATION OF THE OPTIONS OR STOCK HEREUNDER.

Should any of the Company's capital stock of the same class as the stock subject to options granted hereunder be listed on a national securities exchange, all stock issued hereunder if not previously listed on such exchange shall be authorized by that exchange for listing thereon prior to the issuance thereof.

SECTION 9.  AMENDMENT AND TERMINATION

9.1      BOARD ACTION

The Board may at any time suspend, amend or terminate this Plan, provided that except as set forth in Section 7, and to the extent required by any applicable law or requirement, the approval of a majority of stock represented by shareholders present either in person or by proxy and entitled to vote at a duly held shareholders' meeting is necessary within 12 months before or after the adoption by the Board of any amendment which will:

            (a) increase the number of shares that may be issued under this Plan;

            (b) with respect to nonqualified stock options, materially modify the requirements as to eligibility for participation in this Plan or, with respect to incentive stock options, change the designation of the participants or class of participants eligible for participation in this Plan;

            (c) materially increase the benefits accruing to the participants under this Plan; or

            (d) otherwise require shareholder approval under any applicable law or regulation including but not limited to Section 16(b) of the Exchange Act.

Any amendment made to this Plan which would constitute a "modification" to incentive stock options outstanding on the date of such amendment, shall not be applicable to such outstanding incentive stock options, but shall have prospective effect only, unless the Optionee agrees otherwise.

9.2      AUTOMATIC TERMINATION

Unless sooner terminated by the Board, this Plan shall terminate ten years from the earlier of (a) the date on which this Plan is adopted by the Board or (b) the date on which this Plan is approved by the shareholders of the Company. No option may be granted after such termination or during any suspension of this Plan. The amendment or termination of this Plan shall not, without the consent of the option holder, alter or impair any rights or obligations under any option theretofore granted under this Plan.

SECTION 10.  EFFECTIVENESS OF THIS PLAN

This Plan shall become effective upon adoption by the Board so long as it is approved by a majority of stock represented by shareholders voting either in person or by proxy at a duly held shareholders' meeting any time within 12 months before or after the adoption of this Plan.

Plan adopted by the Board of Directors on February 17, 1993 and approved by the shareholders on March 12, 1993; Amended by the Board of Directors on August 14, 1995 (approved by the shareholders on November 6, 1995) and September 30, 1998 (approved by the shareholders on November 10, 1998).

PROXY

                         INTERLINQ SOFTWARE CORPORATION

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD NOVEMBER 9, 1999

The undersigned hereby appoints Patricia R. Graham and Stephen A. Yount, and each of them, as Proxies, with full power of substitution, and hereby authorizes them to represent and to vote, as directed below, all the shares of Common Stock of INTERLINQ Software Corporation held of record by the undersigned on September 30, 1999, at the Annual Meeting of Shareholders to be held November 9, 1999, or any adjournment thereof.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR ALL NOMINEES" IN PROPOSAL 1
                             AND "FOR" PROPOSAL 2.

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)


--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

                                                         Please mark
                                                         your votes as  [X]
                                                         indicated in
                                                         this example.





                                                                                  WITHHOLD
                                                                                  AUTHORITY
                                                                  FOR            to vote for
Proposal 1. ELECTION OF DIRECTORS.                             all Nominees      all Nominees
            Election of the following nominees to serve as        [  ]               [  ]
            directors for two-year terms or until their
            respective successors are elected and
            qualify: Jiri M. Nechleba and Theodore M. Wight.



WITHHOLD AUTHORITY for the following Nominees only:
(write the name of the Nominee(s) in this space)

________________________________________________


                                                                  FOR              AGAINST             ABSTAIN
Proposal 2. APPROVAL OF AMENDMENT TO THE 1993                     [  ]               [  ]                [  ]
            STOCK OPTION PLAN.


In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof. This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR ALL NOMINEES" IN PROPOSAL 1 AND "FOR" PROPOSAL 2.


                          YOUR VOTE IS IMPORTANT. PROMPT RETURN OF THIS
                             PROXY CARD WILL HELP SAVE THE EXPENSE OF
                                  ADDITIONAL SOLICITATION EFFORTS.



Signature(s)___________________________________________________Dated:____, 1999

Please sign exactly as your name appears on your stock certificate. When shares are held jointly, each person should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. An authorized person should sign on behalf of corporations, partnerships, and associations and give his or her title.



--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE